SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                           ----------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   January 25, 1996
                                                  -----------------

                       STORAGE TECHNOLOGY CORPORATION
           -------------------------------------------------------
           (Exact Name of Registrant As Specified In Its Charter)


           Delaware                1-7534                 84-0593263
         -----------           -------------         --------------------
       (State or other          (Commission             (IRS Employer
       Jurisdiction of          File Number)         Identification No.)
        Incorporation)


           2270 South 88th Street, Louisville, Colorado 80028-4309
          --------------------------------------------------------
             (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code  (303) 673-5151
                                                    --------------


                               Not applicable
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events
          ------------

          On January 25, 1996, the Registrant issued a press release announcing its 1995 earnings and financial results. The release, which announced 1995 fiscal year-end results, had an inconsistency regarding 1994 net income and earnings per share information, excluding one-time charges. The text of the release stated that, excluding one-time charges, fourth-quarter 1994 net income and earnings per share were $14.7 million and $.22 per share, respectively, and fiscal year net income and earnings per share were $32 million and $.38 per share, respectively. These amounts, however, did not reflect adjustments to exclude $8 million in one-time charges associated with Network Systems Corporation. Excluding these one-time charges, net income and earnings per share were for fourth-quarter 1994, $22.7 million and $.37 per share, respectively, and for 1994 fiscal year, $40 million and $.53 per share, respectively. The financial statements from which these net income amounts can be derived were included in the press release and were correct.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          The following financial statements, pro forma financial information and exhibits are filed as a part of this report:

          (a)  Financial statements of businesses acquired.

                    Not applicable

          (b)  Pro forma financial information.

                    Not applicable

          (c)  Exhibits.

                    None

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Storage Technology Corporation


                                  By:     /s/ W. Russell Wayman
                                      --------------------------------
                                            W. Russell Wayman
                                        Corporate Vice President,
                                      General Counsel and Secretary


Date:  January 29, 1996